Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Third Fiscal Quarter of 2017
Third fiscal quarter highlights include:

•	Delivered Q3 revenue of $50.5 million, up 1% from the same period a year ago

•	Achieved Q3 advertising revenue of $3.2 million, up 37% from the same period a year ago

•	Improved GAAP net loss to $2.7 million from a loss of $3.1 million in the same period a year ago

•	Increased Adjusted EBITDA to $5.3 million from $5.0 million in the same period a year ago
AUSTIN, Texas, February 28, 2017 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV) reported its financial results for the third fiscal quarter ended January 31, 2017.
“I am pleased with the overall progress we are making to transform the business, highlighted by continued improvement in our SaaS client and dollar retention, as well as 37% year over year advertising revenue growth in the third quarter," said Gene Austin, chief executive officer and president. “We are in the early stages of leveraging our three strategic assets including our CGC expertise, our growing network and our unique shopper data, and are excited that our revenue growth rates should increase next fiscal year."
Third Fiscal Quarter of 2017 Financial Details
Revenue: Bazaarvoice reported revenue of $50.5 million for the third fiscal quarter of 2017, up 1% from the third fiscal quarter of 2016, which consisted of SaaS revenue of $47.3 million and net advertising revenue of $3.2 million.
GAAP net loss and net loss per share: GAAP net loss was $2.7 million, compared to a GAAP net loss of $3.1 million for the third fiscal quarter of 2016. GAAP net loss per share was $0.03 based upon weighted average shares outstanding of 83.3 million, compared to a GAAP net loss per share of $0.04 for the third fiscal quarter of 2016 based upon weighted average shares outstanding of 81.1 million.
Adjusted EBITDA: Adjusted EBITDA for the third fiscal quarter of 2017 was $5.3 million compared to $5.0 million for the third fiscal quarter of 2016. During the first quarter of fiscal 2017 we updated our definition of Adjusted EBITDA to enhance comparability between ourselves and our peers. For a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under our updated definition refer to Note 6 of the “Selected Quarterly Financial and Operational Metrics” table contained herein.
Non-GAAP net income and earnings per share: Non-GAAP net income was $1.8 million, compared to non-GAAP net income of $1.5 million for the third fiscal quarter of 2016. Non-GAAP earnings per share was $0.02 based upon weighted average shares outstanding of 83.3 million, compared to non-GAAP earnings per share of $0.02 for the third fiscal quarter of 2016 based upon weighted average shares outstanding of 81.1 million.
Quarterly Conference Call
Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the third fiscal quarter of 2017. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through March 14, 2017 by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13654335.
About Bazaarvoice
Bazaarvoice helps brands and retailers find and reach consumers, and win them with the content they trust. Each month in the Bazaarvoice Network, more than one-half billion consumers view and share authentic consumer-generated content (CGC), including ratings and reviews as well as curated visual content, across 5,000 brand and retail websites. This visibility into shopper behavior allows Bazaarvoice to capture unique first-party data and insights that fuel our targeted advertising and personalization solutions.
Founded in 2005, Bazaarvoice is headquartered in Austin, Texas with offices across North America and Europe. For more information, visit www.bazaarvoice.com.
Non-GAAP Financial Measures
During the first quarter of fiscal 2017 we updated our definition of Adjusted EBITDA to enhance comparability between ourselves and our peers. We define Adjusted EBITDA as GAAP net loss adjusted for stock-based expense, contingent consideration related to acquisitions, depreciation and amortization (including amortization of capitalized internal-use software development costs), restructuring charges, integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.  Our previous definition of Adjusted EBITDA excluded amortization of capitalized internal-use software development costs from adjusted depreciation and amortization and included capitalized stock-based compensation in stock-based expense. For a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under our updated definition refer to Note 6 of the “Selected Quarterly Financial and Operational Metrics” table contained herein.
Adjusted EBITDA discussed in this press release is defined as our GAAP net loss adjusted for stock-based expense, contingent consideration related to acquisitions, depreciation and amortization (including amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net. GAAP net loss is the most comparable GAAP measure to Adjusted EBITDA.

Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss, adjusted to exclude stock-based expense, contingent consideration related to acquisitions, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.
Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about driving future improvements in profitability, monetizing the Bazaarvoice network and driving revenue growth over the long term and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; changes in accounting standards; our ability to realize efficiencies and to execute on our strategic initiatives; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to develop and launch new products; risks associated with the uncertainty of market acceptance of our new products; our ability to retain our existing customers and satisfy their obligations and needs and upsell to existing clients; our ability to attract and retain employees; our ability to maintain pricing for our products and services; our ability to manage expansion into new vertical industries; our ability to reduce our cost structure and improve operating efficiencies;  and the effects of increased competition and commoditization of products we offer, including pricing pressure, reduced profitability or loss of market share; risks and challenges associated with international sales; our ability to successfully identify, manage and integrate potential acquisitions; the impact of the Department of Justice stipulation regarding PowerReviews on our business; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2016 as filed with the Securities and Exchange Commission on June 20, 2016. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:
Linda Wells
Bazaarvoice, Inc.
415-872-3612
linda.wells@bazaarvoice.com

Media Contact:
Andy North
Bazaarvoice, Inc.
512-551-6502
andy.north@bazaarvoice.com

Bazaarvoice, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2017	April 30, 2016
Assets
Current assets:
Cash and cash equivalents	$38,287	$43,963
Short-term investments	45,207	50,682
Accounts receivable, net	51,624	39,597
Prepaid expenses and other current assets	9,567	8,415
Total current assets	144,685	142,657
Property, equipment and capitalized internal-use software development costs, net	29,160	31,649
Goodwill	139,155	139,155
Acquired intangible assets, net	8,190	9,607
Other non-current assets	4,003	5,214
Total assets	$325,193	$328,282
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,775	$6,110
Accrued expenses and other current liabilities	18,314	23,167
Revolving line of credit	37,000	—
Deferred revenue	71,163	62,735
Total current liabilities	131,252	92,012
Long-term liabilities:
Revolving line of credit	—	42,000
Deferred revenue less current portion	2,500	2,481
Other liabilities, long-term	6,726	7,255
Total liabilities	140,478	143,748
Commitments and contingencies
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	450,418	437,239
Accumulated other comprehensive loss	(1,909)	(878)
Accumulated deficit	(263,802)	(251,835)
Total stockholders’ equity	184,715	184,534
Total liabilities and stockholders’ equity	$325,193	$328,282

Bazaarvoice, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2017	2016	2017	2016
Revenue	$50,525	$50,255	$151,026	$149,057
Cost of revenue	19,196	18,920	56,807	57,614
Gross profit	31,329	31,335	94,219	91,443
Operating expenses:
Sales and marketing	16,322	16,113	47,445	51,781
Research and development	9,588	10,199	30,620	31,086
General and administrative	7,299	6,940	23,609	22,821
Restructuring charges	—	—	1,094	—
Acquisition-related and other	84	332	380	1,258
Amortization of acquired intangible assets	309	309	928	928
Total operating expenses	33,602	33,893	104,076	107,874
Operating loss	(2,273)	(2,558)	(9,857)	(16,431)
Other income (expense), net:
Interest income	150	124	445	275
Interest expense	(450)	(596)	(1,398)	(1,628)
Other expense	(32)	(247)	(807)	(553)
Total other expense, net	(332)	(719)	(1,760)	(1,906)
Loss before income taxes	(2,605)	(3,277)	(11,617)	(18,337)
Income tax expense (benefit)	123	(163)	350	(127)
Net loss	$(2,728)	$(3,114)	$(11,967)	$(18,210)
Net loss per share, basic and diluted	$(0.03)	$(0.04)	$(0.14)	$(0.23)
Basic and diluted weighted average number of shares outstanding	83,348	81,096	82,830	80,649

Bazaarvoice, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2017	2016	2017	2016
Operating activities:
Net loss	$(2,728)	$(3,114)	$(11,967)	$(18,210)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,513	3,509	10,623	10,487
Stock-based expense	3,989	3,762	12,172	11,484
Bad debt recovery	—	(326)	(243)	(265)
Amortization of deferred financing costs	58	58	176	176
Loss on sublease	—	—	501	—
Other non-cash expense	(45)	37	(172)	82
Changes in operating assets and liabilities:
Accounts receivable	(14,129)	(1,227)	(11,784)	10,715
Prepaid expenses and other current assets	(301)	(1,456)	(815)	(479)
Other non-current assets	(96)	(38)	862	(968)
Accounts payable	1,091	(352)	(1,313)	1,797
Accrued expenses and other current liabilities	(856)	870	(5,425)	(5,138)
Deferred revenue	8,535	4,075	8,447	225
Other liabilities, long-term	(156)	2,079	(468)	5,039
Net cash provided by (used in) operating activities	(1,125)	7,877	594	14,945
Investing activities:
Proceeds from sale of discontinued operations	—	—	—	4,501
Purchases of property, equipment and capitalized internal-use software development costs	(2,115)	(9,203)	(6,988)	(19,422)
Purchases of short-term investments	(21,855)	(13,612)	(36,895)	(53,467)
Proceeds from maturities of short-term investments	18,260	14,500	42,140	55,017
Net cash used in investing activities	(5,710)	(8,315)	(1,743)	(13,371)
Financing activities:
Proceeds from employee stock compensation plans	573	664	1,297	2,777
Payments on revolving line of credit	—	—	(5,000)	—
Net cash provided by (used in) financing activities	573	664	(3,703)	2,777
Effect of exchange rate fluctuations on cash and cash equivalents	122	(354)	(824)	(448)
Net change in cash and cash equivalents	(6,140)	(128)	(5,676)	3,903
Cash and cash equivalents at beginning of period	44,427	58,072	43,963	54,041
Cash and cash equivalents at end of period	$38,287	$57,944	$38,287	$57,944
Supplemental disclosure of non-cash investing and financing activities:
Purchase of fixed assets recorded in accounts payable	$—	$318	$—	$318
Asset retirement obligation costs incurred	$—	$100	$—	$100
Capitalized stock-based compensation	$119	$130	$365	$366

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2017	2016	2017	2016
Non-GAAP net income (loss) per share:
GAAP net loss	$(2,728)	$(3,114)	$(11,967)	$(18,210)
Stock-based expense (1)	3,989	3,762	12,172	11,484
Restructuring charges (3)	—	—	1,094	—
Amortization of acquired intangible assets	473	473	1,418	1,418
Acquisition-related and other expense	84	332	380	1,258
Other stock-related benefit (4)	—	—	(25)	—
Non-GAAP net income (loss)	$1,818	$1,453	$3,072	$(4,050)
GAAP basic and diluted shares	83,348	81,096	82,830	80,649
Non-GAAP basic and diluted net income (loss) per share	$0.02	$0.02	$0.04	$(0.05)
Adjusted EBITDA:
GAAP net loss	$(2,728)	$(3,114)	$(11,967)	$(18,210)
Stock-based expense (1)	3,989	3,762	12,172	11,484
Depreciation and amortization (2)	3,513	3,512	10,623	10,490
Restructuring charges (3)	—	—	1,094	—
Acquisition-related and other expense	84	332	380	1,258
Other stock-related benefit (4)	—	—	(25)	—
Income tax expense (benefit)	123	(163)	350	(127)
Total other expense, net	332	719	1,760	1,906
Adjusted EBITDA	$5,313	$5,048	$14,387	$6,801

(1)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period stock compensation amounts have been updated to conform to the current presentation. Under the new definition of Adjusted EBITDA the capitalized portion of stock-based compensation related to the capitalization of internal-use software is excluded from stock-based expense.

Stock-based expense includes the following:
Cost of revenue	$475	$585	$1,305	$1,664
Sales and marketing	850	686	2,273	2,413
Research and development	867	786	2,827	2,227
General and administrative	1,797	1,705	5,767	5,180
Stock-based expense	$3,989	$3,762	$12,172	$11,484

(2)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization.

Depreciation and amortization includes the following:
Cost of revenue	$2,601	$2,559	$7,793	$7,597
Sales and marketing	183	210	568	756
Research and development	194	228	629	612
General and administrative	226	206	705	597
Amortization of acquired intangible assets	309	309	928	928
Depreciation and amortization	$3,513	$3,512	$10,623	$10,490

(3)
In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.

(4)
Other stock-related benefit represents estimated liabilities for taxes and related items in connection with the treatment of certain equity grants. Since the estimated liability directly relates to equity grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded these estimated liabilities. During the nine months ended January 31, 2017, the Company recorded a benefit of $0.5 million due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations. This benefit was partially offset by a $0.5 million liability related to estimated employer contributions the Company expects to make on behalf of its employees related to 401(k) deferrals on employee stock-based compensation.

Bazaarvoice, Inc.
Selected Quarterly Financial and Operational Metrics
(in thousands, except active clients and full-time employees data)
(unaudited)

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2015	2015	2015	2016	2016	2016	2016	2017
Revenue (1)	$48,317	$48,876	$49,926	$50,255	$50,709	$50,093	$50,408	$50,525
Cost of revenue	18,148	19,548	19,146	18,920	19,253	18,756	18,855	19,196
Gross profit	30,169	29,328	30,780	31,335	31,456	31,337	31,553	31,329
Operating expenses:
Sales and marketing	20,427	19,166	16,502	16,113	18,027	15,304	15,819	16,322
Research and development	9,880	10,533	10,354	10,199	10,391	11,073	9,959	9,588
General and administrative	7,582	8,238	7,643	6,940	7,577	8,259	8,051	7,299
Restructuring charges	—	—	—	—	1,575	327	767	—
Acquisition-related and other expense	815	702	224	332	157	176	120	84
Amortization of acquired intangible assets	309	309	310	309	309	309	310	309
Total operating expenses	39,013	38,948	35,033	33,893	38,036	35,448	35,026	33,602
Operating loss	(8,844)	(9,620)	(4,253)	(2,558)	(6,580)	(4,111)	(3,473)	(2,273)
Total other expense, net	(521)	(712)	(475)	(719)	(384)	(859)	(569)	(332)
Loss before income taxes	(9,365)	(10,332)	(4,728)	(3,277)	(6,964)	(4,970)	(4,042)	(2,605)
Income tax expense (benefit)	(540)	(88)	124	(163)	165	135	92	123
Net loss	$(8,825)	$(10,244)	$(4,852)	$(3,114)	$(7,129)	$(5,105)	$(4,134)	$(2,728)
Stock-based expense (2)	$3,020	$3,935	$3,787	$3,762	$3,602	$3,944	$4,239	$3,989
Depreciation and amortization (3)	3,284	3,644	3,334	3,512	3,549	3,578	3,532	3,513
Restructuring charges (4)	—	—	—	—	1,575	327	767	—
Acquisition-related and other expense	815	702	224	332	157	176	120	84
Other stock-related benefit (5)	—	—	—	—	—	—	(25)	—
Income tax expense (benefit)	(540)	(88)	124	(163)	165	135	92	123
Total other expense, net	521	712	475	719	384	859	569	332
Adjusted EBITDA (6)	$(1,725)	$(1,339)	$3,092	$5,048	$2,303	$3,914	$5,160	$5,313
Number of active clients (at period end) (7)	1,331	1,337	1,360	1,383	1,399	1,397	1,412	1,456
Full-time employees (at period end)	826	834	855	817	756	766	775	777
(1)

Revenue includes the following:
SaaS	$46,173	$46,830	$47,671	$47,884	$49,108	$47,799	$48,121	$47,266
Advertising	2,144	2,046	2,255	2,371	1,601	2,294	2,287	3,259
Revenue	$48,317	$48,876	$49,926	$50,255	$50,709	$50,093	$50,408	$50,525

(2)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period stock compensation amounts have been updated to conform to the current presentation. Under the new definition of Adjusted EBITDA the capitalized portion of stock-based compensation related to the capitalization of internal-use software is excluded from stock-based expense.

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2015	2015	2015	2016	2016	2016	2016	2017
Stock-based expense includes the following:
Cost of revenue	$294	$472	$607	$585	$503	$344	$486	$475
Sales and marketing	950	1,084	643	686	543	580	843	850
Research and development	614	643	798	786	769	1,053	907	867
General and administrative	1,162	1,736	1,739	1,705	1,787	1,967	2,003	1,797
Stock-based expense	$3,020	$3,935	$3,787	$3,762	$3,602	$3,944	$4,239	$3,989

(3)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization.

Depreciation and amortization includes the following:
Cost of revenue	$2,340	$2,558	$2,480	$2,559	$2,593	$2,592	$2,600	$2,601
Sales and marketing	220	349	197	210	201	196	189	183
Research and development	181	209	175	228	227	231	204	194
General and administrative	234	220	171	206	219	250	229	226
Amortization of acquired intangible assets	309	308	311	309	309	309	310	309
Depreciation and amortization	$3,284	$3,644	$3,334	$3,512	$3,549	$3,578	$3,532	$3,513

(4) In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.

(5)
Other stock-related benefit represents estimated liabilities for taxes and related items in connection with the treatment of certain equity grants. Since the estimated liability directly relates to equity grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded these estimated liabilities. During the three months ended October 31, 2016, the Company recorded a benefit of $0.5 million due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations. This benefit was partially offset by a $0.5 million liability related to estimated employer contributions the Company expects to make on behalf of its employees related to 401(k) deferrals on employee stock-based compensation.

(6)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization and excludes capitalized stock-based compensation related to internal-use software from stock-based expense. The following table presents a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under the updated definition:

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2015	2015	2015	2016	2016	2016	2016	2017
Adjusted EBITDA, previous definition	$(3,567)	$(3,269)	$1,135	$3,075	$277	$1,874	$3,114	$3,259
Add: Amortization of capitalized internal-use software development costs	1,935	2,044	2,079	2,103	2,148	2,162	2,170	2,173
Less: Capitalized portion of stock-based compensation	(93)	(114)	(122)	(130)	(122)	(122)	(124)	(119)
Adjusted EBITDA, current definition	$(1,725)	$(1,339)	$3,092	$5,048	$2,303	$3,914	$5,160	$5,313

(7)
Beginning as of our first fiscal quarter of 2016, we define an active client as an organization for which we have a contract and the client is launched as of the last day of the quarter, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements.

All periods prior to the first fiscal quarter of 2016 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.